Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY
(A WISCONSIN CORPORATION)

TO

U.S. BANK NATIONAL ASSOCIATION

TRUSTEE

DATED AS OF
OCTOBER 1, 2012

SUPPLEMENTAL TO TRUST INDENTURE
DATED APRIL 1, 1947

AND

SUPPLEMENTAL AND RESTATED
TRUST INDENTURE

DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page

PARTIES		1

RECITALS		1

ARTICLE I SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE		8

Section 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture	8

ARTICLE II FORM AND EXECUTION OF SERIES DUE OCTOBER 1, 2042		9

Section 2.01	Series Due October 1, 2042	9

Section 2.02	Redemption of Bonds	10

Section 2.03	Surrender	11

Section 2.04	Taxes and Governmental Charges	11

Section 2.05	Book-Entry System	11

ARTICLE III APPOINTMENT OF AUTHENTICATING AGENT		14

Section 3.01	Appointment of Agent or Agents for Bonds of Series due October 1, 2042	14

Section 3.02	Concerning the Agent	15

Section 3.03	Form of Alternate Certificate of Authentication	15

Section 3.04	Limit on Location and Number of Agents	16

ARTICLE IV FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE		16

Section 4.01	Names and Addresses of Debtor and Securing Party	16

Section 4.02	Property Subject to Lien	16

Section 4.03	Maturity Dates and Principal Amounts of Obligations Secured	16

Section 4.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 4.03	17

Section 4.05	Recording Data for the Indenture	17

Section 4.06	Mortgage Bonds	17

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TABLE OF CONTENTS
(continued)

		Page

ARTICLE V MISCELLANEOUS		18

Section 5.01	Recitals of Fact, Except as Stated, are Statements of the Company	18

Section 5.02	Supplemental Trust Indenture to be Construed as Part of the Indenture	18

Section 5.03	Trust Indenture Act and Severability	18

Section 5.04	Indenture	18

Section 5.05	References to Either Party in Supplemental Trust Indenture Include Successors or Assigns	18

Section 5.06	Counterparts and Headings	18

Schedule A – Properties

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Supplemental Trust Indenture, made effective as of the 1st day of October, 2012, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor trustee (the “Trustee”), party of the second part;

WITNESSETH:

Whereas, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

Whereas, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

Whereas, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series

March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026 (redeemed)
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018
September 1, 2008	Series due September 1, 2038

Whereas, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and

Whereas, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after March 1, 1991); and

Whereas, the Restated Indenture became effective and operative on October 1, 1993; and

Whereas, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and

Whereas, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due October 1, 2042” the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $1,000, and the bonds of said series to be substantially in the following form:

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(Form of Bonds of Series due October 1, 2042)
Northern States Power Company
(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond
Series due October 1, 2042
CUSIP 665789 AX1

No. _______________	$________________

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*

EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY, A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR. *

NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to _________ or its registered assigns, at the office of the Trustee in St. Paul, Minnesota, the sum of _________ Dollars in lawful money of the United States of America, on the 1st day of October 2042, and to pay interest hereon from the date hereof at the rate of 3.700 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest at the office of U.S. Bank National Association in  St. Paul, Minnesota on the 1st day of April and on the 1st day of October in each year; provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any April 1 or October 1 will be paid to the person in whose name this bond was registered at the close of business on the record date (the March 15 prior to such April 1 or September 15 prior to such October 1 (whether or not a business day)).  If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid.  The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

* This legend to be included if the bonds are issued as a global bond in book-entry form.

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This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 15 supplemental trust indentures (collectively, the “Supplemental Trust Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), all of which instruments are herein collectively called the “Indenture,” executed by the Company to U.S. Bank National Association, as successor trustee (the “Trustee”).  The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Trust Indentures and became effective and operative on October 1, 1993.  Certain capitalized terms defined in the Indenture are used with the same meanings herein.  Reference is made to the Indenture for a complete description of its terms.  Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured.  The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

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At any time prior to April 1, 2042, the Company may redeem the bonds of this series, in whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of this series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series being redeemed (excluding the portion of any such interest accrued to the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption.  At any time on or after April 1, 2042, the Company may redeem, in whole or in part, the bonds of this series at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations for the date fixed for redemption, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for the date fixed for redemption.

“Independent Investment Banker” means each of Citigroup Global Markets Inc. and Mitsubishi UFJ Securities (USA), Inc., or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and a Primary Treasury Dealer (defined herein) selected by Mitsubishi UFJ Securities (USA), Inc., and their respective successors, provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.

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“Treasury Yield” means, for any date fixed for redemption, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.

This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 15 days immediately preceding any selection of bonds of this series to be redeemed.  The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.

No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank National Association, as successor Trustee under the Indenture, or its successor thereunder.

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IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:	NORTHERN STATES POWER COMPANY

Attest:	By:
[Vice] President

(Form of Trustee’s Certificate)

This bond is one of the bonds of the series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

and

Whereas, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated as of September 1, 2008; and

Whereas, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

Whereas, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or a Committee of the Board of Directors of the Company; and

Whereas, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

Now, Therefore, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:

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ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY
TO THE LIEN OF THE INDENTURE

SECTION 1.01.  The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Indenture;

All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

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To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

ARTICLE II
FORM AND EXECUTION OF SERIES DUE OCTOBER 1, 2042

SECTION 2.01.  There is hereby created, for issuance under the Indenture, a series of bonds designated Series due October 1, 2042, each of which shall bear the descriptive title “First Mortgage Bonds, Series due October 1, 2042,” and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01.  The bonds of said series shall be substantially of the tenor and purport hereinbefore recited.  The bonds of said series shall initially be authenticated and delivered in the aggregate principal amount of $100,000,000.  The bonds of said series may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest rate) as the other bonds of said series. Any such additional bonds of said series, together with the bonds of said series initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $350,000,000.  The bonds of said series shall mature on October 1, 2042, and shall be issued as registered bonds without coupons in denominations of a multiple of $1,000.  The bonds of said series shall bear interest at the rate of 3.700% per annum payable semi-annually on April 1 and October 1 of each year, and the principal shall be payable at the office of the Trustee in St. Paul, Minnesota, in lawful money of the United States of America, and the interest shall be payable in like money to the person entitled to such interest at said office of the Trustee in St. Paul, Minnesota, provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee.  Interest on bonds of the Series due October 1, 2042 shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  If any interest payment date or date on which the principal of bonds of the Series due October 1, 2042 is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of bonds of the Series due October 1, 2042 is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of bonds of the Series due October 1, 2042 is required to be paid.  The bonds of the Series due October 1, 2042 shall be dated as of the date of authentication thereof by the Trustee.

As long as there is no existing default in the payment of interest on the bonds of the Series due October 1, 2042, the person in whose name any bond of the Series due October 1, 2042 is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such bond of the Series due October 1, 2042 subsequent to the Regular Record Date and on or prior to such interest payment date.  Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.

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The term “Regular Record Date” as used herein with respect to any interest payment date (April 1 or October 1) shall mean the March 15 prior to such April 1 or September 15 prior to such October 1 (whether or not a business day).  The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

SECTION 2.02.  At any time prior to April 1, 2042, the Company may redeem the bonds of this series, in whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of this series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series being redeemed (excluding the portion of any such interest accrued to the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption.  At any time on or after April 1, 2042, the Company may redeem, in whole or in part, the bonds of this series at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations for the date fixed for redemption, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for the date fixed for redemption.

“Independent Investment Banker” means each of Citigroup Global Markets Inc. and Mitsubishi UFJ Securities (USA), Inc., or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and a Primary Treasury Dealer (defined herein) selected by Mitsubishi UFJ Securities (USA), Inc., and their respective successors, provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

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“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.

“Treasury Yield” means, for any date fixed for redemption, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.

The bonds of the Series due October 1, 2042 are not subject to a sinking fund.

The redemption prices of the bonds of the Series due October 1, 2042 need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.

SECTION 2.03.  The registered owner of any bond or bonds of the Series due October 1, 2042 at his option may surrender the same at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

SECTION 2.04.  No charge shall be made by the Company for any exchange or transfer of bonds of the Series due October 1, 2042 other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

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SECTION 2.05. i) Except as provided in subsections (c) and (g) of this Section 2.05, the registered holder of all of the bonds of the Series due October 1, 2042 shall be The Depository Trust Company (“DTC”) and such bonds of the Series due October 1, 2042 shall be registered in the name of Cede & Co., as nominee for DTC.  Payment of principal of, premium, if any, and interest on any bonds of the Series due October 1, 2042 registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the bonds of the Series due October 1, 2042 to the account of Cede & Co. on each such payment date for the bonds of the Series due October 1, 2042 at the address indicated for Cede & Co. in the Bond Register kept by the Trustee.

(b)           The bonds of the Series due October 1, 2042 shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of the bonds of the Series due October 1, 2042.  Upon initial issuance, the ownership of such bonds of the Series due October 1, 2042 shall be registered in the Bond Register kept by the Trustee in the name of Cede & Co., as nominee of DTC.  The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the bonds of the Series due October 1, 2042 registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the bonds of the Series due October 1, 2042 and of giving any notice permitted or required to be given to registered holders under the Indenture, except as provided in Subsection 2.05(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary.  Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants (each a “Participant”), any person claiming a beneficial ownership in the bonds of the Series due October 1, 2042 under or through DTC or any Participant (each a “Beneficial Owner”), or any other person that is not shown on the Bond Register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the bonds of the Series due October 1, 2042; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the bonds of the Series due October 1, 2042; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the bonds of the Series due October 1, 2042; or (5) any consent given or other action taken by DTC as bondholder.  The Trustee shall pay all principal of, premium, if any, and interest on the bonds of the Series due October 1, 2042 registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Wisconsin and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such bonds of the Series due October 1, 2042 to the extent of the sum or sums so paid. Except as otherwise provided in Subsections 2.05(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the bonds of the Series due October 1, 2042.  Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.

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(c)           If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the bonds of the Series due October 1, 2042 or there shall have occurred and be continuing a Completed Default with respect to the bonds of the Series due October 1, 2042, the Company may notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates.  In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Indenture and Section 2.03 of this Supplemental Trust Indenture.  The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Subsection 2.05(c).  DTC may determine to discontinue providing its services with respect to the bonds of the Series due October 1, 2042 at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law.  Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture.  If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates.  Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the bonds of the Series due October 1, 2042 to any Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the bonds of the Series due October 1, 2042 registered in the name of such depository or its nominee.  Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the bonds of the Series due October 1, 2042 (except as provided in Subsection 2.05(g) below).  After such agreement has become effective, DTC shall present the bonds of the Series due October 1, 2042 for registration of transfer in accordance with Section 2.11 of the Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository.  If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the bonds of the Series due October 1, 2042.

(d)           Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any bonds of the Series due October 1, 2042 are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such bonds of the Series due October 1, 2042 and all notices with respect to such bonds of the Series due October 1, 2042 shall be made and given, respectively, to DTC as provided in the blanket representation letter among DTC, the Company and the Trustee.  The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

(e)           In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of the Series due October 1, 2042 by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the bonds of the Series due October 1, 2042, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible.  Such notice to DTC shall be given only when DTC is the sole registered holder.

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(f)           NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS OF THE SERIES DUE OCTOBER 1, 2042; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS OF THE SERIES DUE OCTOBER 1, 2042; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.

SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF THE SERIES DUE OCTOBER 1, 2042 AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE BONDS OF THE SERIES DUE OCTOBER 1, 2042 SHALL MEAN CEDE & CO.  AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF THE SERIES DUE OCTOBER 1, 2042 NOR THE PARTICIPANTS.

(g)           The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due October 1, 2042 if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the bonds of the Series due October 1, 2042 or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to the bonds of the Series due October 1, 2042.  The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due October 1, 2042 if the Company determines that a continuation of the requirement that all of the outstanding bonds of Series due October 1, 2042 be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the bonds of the Series due October 1, 2042.  After such event and if no substitute book-entry depository is appointed by the Company, bond certificates will be delivered as described in the Indenture.

(h)           Upon the termination of the services of DTC with respect to the bonds of the Series due October 1, 2042 pursuant to subsections (c) or (g) of this Section 2.05 after which no substitute book-entry depository is appointed, the bonds of the Series due October 1, 2042 shall be registered in whatever name or names registered holders transferring or exchanging the bonds of the Series due October 1, 2042 shall designate in accordance with the provisions of the Indenture.

ARTICLE III
APPOINTMENT OF AUTHENTICATING AGENT

SECTION 3.01.  The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered bonds of the Series due October 1, 2042 in the name and on behalf of the Trustee.  Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

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SECTION 3.02.  ii) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)           Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c)           Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

(d)           The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

SECTION 3.03.  If an appointment is made pursuant to this Article III, the registered bonds of the Series due October 1, 2042 shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

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U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authenticating Agent

By:
Authorized Officer

SECTION 3.04.  No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV
FINANCING STATEMENT TO COMPLY WITH
THE UNIFORM COMMERCIAL CODE

SECTION 4.01.  The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company 1414 West Hamilton Avenue Eau Claire, Wisconsin 54701

Secured Party:	U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107

Note:  Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.

SECTION 4.02.  Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 4.02 at length.

SECTION 4.03.  The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

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First Mortgage Bonds	Principal Amount
Series A and Series B due October 1, 2018	$150,000,000
Series due September 1, 2038	$200,000,000
Series due October 1, 2042	$100,000,000

SECTION 4.04.  This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.

SECTION 4.05.  The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture	Supplemental Trust Indenture
Dated April 1, 1947	Dated March 1, 1949

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated June 1, 1957	Dated August 1, 1964

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated December 1, 1969	Dated September 1, 1973

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated February 1, 1982	Dated March 1, 1982

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated June 1, 1986	Dated March 1, 1988

Supplemental and Restated Trust Indenture	Supplemental Trust Indenture
Dated March 1, 1991	Dated April 1, 1991

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated March 1, 1993	Dated October 1, 1993

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated December 1, 1996	Dated September 1, 2003

Supplemental Trust Indenture
Dated September 1, 2008

SECTION 4.06.  The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.

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ARTICLE V
MISCELLANEOUS

SECTION 5.01.  The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee.  The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

SECTION 5.02.  This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 5.03.  iii) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b)           In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 5.04.  Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 5.05.  Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.06.  iv) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)           The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

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The total aggregate amount of obligations to be issued forthwith under this Supplemental  Trust Indenture shall not exceed $100,000,000.

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IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done this 2nd day of October, 2012.

NORTHERN STATES POWER COMPANY

/s/ George E. Tyson II
By: George E. Tyson II
Its: Vice President and Treasurer

Attest:

/s/ Patrice D. Blaeser
By: Patrice D. Blaeser
Its: Assistant Corporate Secretary
Executed by NORTHERN STATES POWER COMPANY in the presence of:	(CORPORATE SEAL)

/s/ Mary P. Schell
Mary P. Schell
Witness

/s/ Kaydra A. Kirtz
Kaydra A. Kirtz
Witness

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Donald T. Hurrelbrink
By: Donald T. Hurrelbrink
Its: Vice President

Attest:

/s/ Joshua A. Hahn
By: Joshua A. Hahn
Its: Assistant Vice President
Executed by U.S. BANK NATIONAL ASSOCIATION, in the presence of:

/s/ Denise Landeen
Denise Landeen
Witness

/s/ Kelly Wagner
Kelly Wagner
Witness

State of minnesota	)
	)	SS.:
County of hennepin	)

On this the 2nd day of October, 2012, before me, Sharon M. Quellhorst, a Notary Public, the undersigned officer, personally appeared George E. Tyson II and Patrice D. Blaeser, who acknowledged themselves to be the Vice President and Treasurer and the Assistant Corporate Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President and Treasurer and Assistant Corporate Secretary, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as George E. Tyson II and Patrice D. Blaeser, respectively.

In Witness Whereof, I hereunto set my hand and official seal.

/s/ Sharon M. Quellhorst

Notary Public In and For County of Hennepin
State of Minnesota
My commission expires: January 31, 2015
(Notary Seal)

State of minnesota	)
	)	SS.:
County of Ramsey	)

On this the 2nd day of October, 2012, before me, Judy A. Galberth, notary public, the undersigned officer, personally appeared Donald T. Hurrelbrink and Joshua A. Hahn, who acknowledged themselves to be a Vice President and Assistant Vice President, respectively, of U.S. Bank National Association, a national banking association, and that they, as such Vice President and Assistant Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Donald T. Hurrelbrink and Joshua A. Hahn, respectively.

In Witness Whereof, I hereunto set my hand and official seal.

/s/ Judy A. Galberth

Notary Public In and For County of Ramsey
State of Minnesota
My commission expires: January 31, 2016
(Notary Seal)

SCHEDULE A

The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank National Association, as Trustee, dated October 1, 2012, includes parts or parcels of real property and other property hereinafter more specifically described.  Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I.           PROPERTIES IN THE STATE OF WISCONSIN

1.	The following described real property, situated, lying and being in the County of Ashland, to wit:

Ashland Service Center

The Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4), Section Nine (9), Township Forty-seven (47) North, Range Four (4) West, lying West of Ellis Avenue, City of Ashland, Ashland County, Wisconsin.

Second Street Substation

Lots 14 & 15, Block 24, Lake Shore Division, City of Ashland, Ashland County, Wisconsin.

East Mellen Substation

Lot 1, Certified Survey Map No. 606 as recorded in Ashland County Registry in Volume 4 of Certified Survey Maps on Page 56 as Document No. 324777, being a part of the SE1/4 NW1/4, Section 5, T44N, R2W, City of Mellen, Ashland County, Wisconsin.

Line 3316

Lots 1 through 4, Block 6, Washburn Park Addition to the City of Ashland, being part of the Southwest Quarter of the Southwest Quarter, Section 5, Township 47 North, Range 4 West, Ashland County, State of Wisconsin.

2.	The following described real property, situated, lying and being in the County of Barron, to wit:

Line 3441

Lots 2 and 3 of Certified Survey Map No. 5534, Volume 37, Page 182, being parts of Outlots 192 and 204 and part of Government Lot 1 of Section 27,Township 35 North, Range 11 West (in the city of Rice Lake), Barron County,Wisconsin.

3.	The following described real property, situated, lying and being in the County of Buffalo, to wit:

Nelson Substation additional land 2009

That part of the East Half of the Southeast Quarter of Section 6, Township 22 North, Range 13 West, Buffalo County, Wisconsin described as follows:

Commencing at the northeast corner of the Southeast Quarter of Section 6, Township 22 North, Range 13 West; thence South 00 degrees 07 minutes 00 seconds West 1907.48 feet along the east line of said Southeast Quarter of Section 6 to the southwesterly right of way line of the Burlington Northern & Santa Fe Railroad; thence North 47 degrees 42 minutes 03 seconds West 165.29 feet along said southwesterly line of the railroad right of way to the point of beginning of the property to be described; thence continuing North 47 degrees 42 minutes 03 seconds West 160.00 feet along said southwesterly railroad right of way line; thence southwesterly at right angles 110.00 feet; thence southeasterly at right angles 160.00 feet; thence northeasterly at right angles 110.00 feet to the point of beginning.

Except property conveyed in Warranty Deed recorded as Document #60053 in Volume 67 of Deeds, Page 337, described as follows: Part of the South East quarter of the South East quarter of Section Six (6), Township Twenty-two (22) North, Range Thirteen (13) West, described as follows:

Beginning at a point on the westerly line of the right of way of Chicago, Burlington and Quincy Railroad Company, directly under the center wire of the transmission line now crossing said right of way; thence running Northerly along said Westerly line of right of way Thirty feet; thence Westerly at a right angle Sixty feet; thence Southerly parallel with said right of way line Sixty feet; thence Easterly at a right angle Sixty feet to said Westerly line of right of way; thence Northerly along said Westerly line of right of way Thirty feet to place of beginning.

 Also, Except property conveyed in Warranty Deed recorded as Document #67777 in Volume 72 of Deeds, Page 165 described as follows: Part of the South East quarter of the South East quarter (SE1/4 of SE1/4) of Section Six (6), Township Twenty-two (22) North, Range Thirteen (13) West, described as follows:

Beginning at a point on the westerly line of the right-of-way of Chicago Burlington and Quincy Railroad, directly under the center of transmission line now crossing said right-of-way; thence running southeasterly along said right-of-way Thirty (30) feet for point of beginning of land to be described; thence southeasterly along said right-of-way Thirty(30) feet; thence southwesterly at right angles Sixty (60) feet; thence northwesterly at right angles Thirty (30) feet; thence northeasterly at right angles Sixty (60) feet to the point of beginning, being a tract of land Thirty feet by Sixty feet southeasterly and adjacent to the tract of land now owned by Wisconsin, Minnesota Light and Power Company.

Nelson Substation additional land 2011

That part of the E1/2 of the SE1/4 of Section 6 and that part of the W1/2 of the SW1/4 of Section 5, all in Township 22 North, Range 13 West, Village of Nelson, Buffalo County, Wisconsin described as follows:

Commencing at the northeast corner of the SE1/4 of said Section 6; thence S00º07’41”W, along the east line of the SE1/4 of said Section 6, 1738.45 feet to a jog in the northeasterly railroad right-of-way line of the Burlington Northern & Santa Fe Railroad described in that certain Warranty Deed to the Chicago, Burlington and Quincy Rail Road company per Document No. 73069, in Volume 74 of Deeds, Page 500, said point is also the point of beginning of Parcel No. 1 to be hereinafter described; thence continuing S00º07’41”W, along the east line of said SE1/4 and said railroad right of way line, 33.75 feet;  thence N47º39’37”W, along said northeasterly railroad right-of-way line, 205.01 feet to the intersection with the Village of Nelson, Sanitary District property line, described in Document 229750, Volume 416 of Deeds, Pages 485-488; thence N22º52’23”E, along said Village of Nelson Sanitary District property line, 331.25 feet; thence N36º13’37”W, continuing along said Village of Nelson Sanitary District property line, 569.30 feet to the most easterly corner of the Village of Nelson Sanitary District property described in Volume 239, Pages 691-692; thence N47º39’37”W, along said Village of Nelson Sanitary District property line, described in Volume 239, Pages 691-692, 802.41 feet to the westerly right of way line of State Trunk Highway No. 35;  thence S74º02’02”E, along said westerly right of way line of S.T.H. No. 35, 28.45 feet; thence continuing along said right of way line, S72º14’27”E, 329.77 feet; thence S65°50'32"E, 454.14 feet; thence S55º55’31”E, 341.14 Feet; thence S44º25’12”E, 97.85 feet; thence S40º45’01”W, 33.49 feet; thence S46º42’59”E, 191.15 feet; thence N45º48’01”E, 25.71 feet; thence S44º25’12”E, 242.92 feet; thence S31º41’44”E, 428.03 feet; thence S26º48’55”E, 622.00 feet; thence S23º37’30”E, 144.90 feet; thence S30º45’07”E, 391.18 feet; thence S69º30’15”E, 104.56 feet to the south line of the W1/2 of the SW1/4 of said Section 5; thence departing said westerly right of way line of State Trunk Highway No. 35, S89º11’37"W, along the south line of said W1/2 of the SW1/4, 347.36 feet to the northeasterly right of way line of the Burlington Northern and Santa Fe Railroad (F.K.A. Chicago, Burlington and Quincy Railroad Company per Doc. No. 73069, Vol. 74, Page 500); thence N47º39’37”W, along said northeasterly railroad right-of-way line, 1318.15 feet to the point of beginning.

And

That part of the E1/2 of the SE1/4 of Section 6, Township 22 North, Range 13 West, Village of Nelson, Buffalo County, Wisconsin, described as follows:

Commencing at the northeast corner of the SE1/4 of said Section 6; thence S00º07’41”W, along the east line of the SE1/4 of said Section 6, 1907.21 feet to the intersection with the southwesterly railroad right-of-way line of the Burlington Northern & Santa Fe Railroad and a point on the U. S. A. property line described in Document No. 77690, Volume 78, Page 209-220, said point is also the point of beginning of Parcel No. 2 to be hereinafter described; thence continuing S00º07’41”W, along the east line of said SE1/4 of Section 6 and said U. S. A. property line,  277.54 feet; thence N70º35’38”W, along said U.S.A. property line, 309.96 feet; thence N38º26’38”W, continuing along said U.S.A. property line, 336.00 feet to the intersection with the Village of Nelson, Sanitary District property line described in Document No. 229750, Volume 416, Pages 485-488; thence N42º20’34”E, along said Village of Nelson Sanitary District property line, 272.53 feet to the southwesterly railroad right of way line of said Burlington Northern & Santa Fe Railroad; thence S47º39’37”E, along said southwesterly railroad right-of-way line, 430.64 feet to the point of beginning. Subject to easements of record, if any.

Except that certain warranty deed to Northern States Power Company, recorded in Document No. 239917, Volume 463, Pages 197-199.

And

That part of the E1/2 of the SE1/4 of Section 6, Township 22 North, Range 13 West, Village of Nelson, Buffalo County, Wisconsin, described as follows:

Commencing at the northeast corner of the SE1/4 of said Section 6; thence S00º07’41”W, along the east line of the SE1/4 of said Section 6, 1907.21 feet to the intersection with the southwesterly railroad right-of-way line of the Burlington Northern & Santa Fe Railroad; thence N47º39’37”W, along said southwesterly railroad right-of-way line, 905.64 feet to the north corner of the 2.5 acre parcel described as the Village of Nelson Sanitary District property recorded in Document No. 229750, Volume 416, Pages 485-488 and said point also being the point of beginning of Parcel No. 3 to be hereinafter described; thence S42º20’34”W, along said Village of Nelson Sanitary District property line, 233.32 feet to the intersection with the United States of America property line, described in Document No. 77690, Volume 78, Pages 209-220; thence N46º52’38”W, along said U.S.A. property line, 208.49 feet; thence N36º50’53”W, continuing along said U.S.A. property line, 554.60 feet to the west line of the E1/2 of the SE1/4, of said Section 6; thence N00º10’52”W, along the west line of said E1/2 of the SE1/4, 171.54 feet to the southwesterly line of the railroad right-of-way of said Burlington Northern & Santa Fe Railroad; thence S47º39’37”E, along said southwesterly railroad right of way line to the point of beginning. Subject to easements of record, if any.

4.	The following described real property, situated, lying and being in the County of Chippewa, to wit:

Cornell Substation Additional Property

Lot 1, Chippewa County Certified Survey Map No. 3778 as recorded in Volume 17 of Certified Survey Maps on pages 137-138 as Document No. 787178, City of Cornell, Chippewa County, Wisconsin.

Gravel Island Substation

The NW1/4 of Section 24, T28N, R9W, Village of Lake Hallie, Chippewa County, Wisconsin, EXCEPT that portion of the SE1/4 of the NW1/4 lying south and east of County Trunk Highway J (f/k/a State Highway 53) running through said description, EXCEPT the right-of-way of the Eau Claire and Chippewa Falls Railway, Chippewa Valley Electric Railway Company and Chippewa Falls and Western Railway Company, EXCEPT that portion of the NW1/4 lying west of USH 53.

And

The NW1/4 of the NE1/4, Section 24, T28N, R9W, Village of Lake Hallie, Chippewa County, Wisconsin, lying northwest of State Highway 124 and the right-of-way of the Eau Claire and Chippewa Falls Railway, Chippewa Valley Electric Railway Company and Chippewa Falls and Western Railway Company, EXCEPT Certified Survey Map No. 824.

Hallie Substation

Lot 1, Chippewa County Certified Survey Map No. 2068 as recorded in Volume 9 of Certified Survey Maps on Pages 78-79 as Document No. 619646, City of Eau Claire, Chippewa County, Wisconsin.

5.	The following described real property, situated, lying and being in the County of Eau Claire, to wit:

London Substation

A parcel of land located in the NE1/4 of the NW1/4 and part of the SE1/4 of the NW1/4 of Section 3, T26N, R9W, Eau Claire County, Wisconsin, more particularly described as follows:

Commencing at the N1/4 corner of said Section 3; thence N89°25’36”W along the North line of said NE1/4 of the NW1/4, 1339.93 feet to the Northwest corner thereof; thence S02°47’53”W along the west line of the said NE1/4 of the NW1/4; 1241.93 feet; thence S87°12’06”E, 391.15 feet to the point of beginning; thence S00°02’06”W 33.47 feet along the easterly right of way of London Road; thence S89°43’23”E, 549.49 feet to the westerly right of way of STH 93; thence N02°46’28”W, 300.44 feet along the westerly right of way of STH 93; thence N89°42’09”W, 180.91 feet; thence S54°21’04”W, 91.84 feet; thence S86°14’58”W, 95.12 feet; thence S78°42’20”W, 99.85 feet; thence S72°47’19”W 61.11 feet; thence S86°28’49”W 56.68 feet; thence N54°06’25”W 68.51 feet; thence S35°27’26”W 148.89 feet to the northerly right of way of London Road; thence southeasterly along the arc of a curve concave northeasterly, the chord of which bears S55°46’06”E, 92.00 feet having a radius of 390.00 feet along the easterly right of way of London Road; thence S71°41’24”E, 99.23 feet along the northerly right of way of London Road to the point of beginning.  Containing 161,948 square feet, more or less and being subject to existing easements.  All bearings contained in the above description are grid bearing orientated to the Eau Claire County Coordinate System.

And

A parcel of land located in the SE1/4 of the NW1/4, Section 3, T26N, R9W, City of Eau Claire, Eau Claire County, Wisconsin, more particularly described as follows:

Commencing at the N1/4 corner of said Section 3; thence N89°25’36”W along the North line of said NE1/4 of the NW1/4, 1339.93 feet to the Northwest corner thereof; thence S02°47’53”W along the North-South quarter line of the NW1/4, 1757.05 feet to the northerly right of way of I-94; thence S88°27’35”E along the northerly right of way of I-94, 100.94 feet; thence N83°36’35”E along the northerly right of way of I-94, 120.56 feet to the point of beginning; thence continuing along the northerly right of way of I-94 N83°36’35”E, 24.75 feet; thence N69°09’31”E, 342.95 feet along the northerly right of way of I-94; thence N66°14’33”E, 150.00 feet along the northerly right of way of I-94; thence N55°11’57”E, 323.96 feet along the northerly right of way of I-94 to the west right of way line of STH 93; thence N02°47’31”W, 78.58 feet along the west right of way of STH 93; thence N89°43’23”W 549.50 feet to the west right of way line of London Road; thence S00°02’54”W 33.67 feet along the westerly right of way of London Road; thence N72°26’28”W, 131.28 feet along the southerly right of way of London Road; thence N88°54’50”W, 48.10 feet; thence S02°44’00”W, 458.61 feet to the point of beginning.  Containing 214,952 square feet, more or less, and being subject to existing easements.  All bearings contained in the above description are grid bearings orientated to the Eau Claire County Coordinate System

Lufkin Substation

That part of the NW1/4 of Section 8, T26N, R10W, lying north of the Chicago, Milwaukee and St Paul Railway right of way, except the west 276 feet thereof and except the east 624 feet of the west 900 feet of the north 560 feet thereof.

And

That part of the SW1/4 of the NW1/4 of Section 8, Township 26 North, Range 10 West, Town of Brunswick, Eau Claire County, Wisconsin, lying South of the abandoned railroad right-of-way.

And

The west ½ of the SE ¼ of the NW ¼ of Section 8, Township 26 North, Range 10 West, Town of Brunswick, Eau Claire County, Wisconsin, lying South of the abandoned railroad right-of-way.

And

Lot 1 of Certified Survey Map #2803 as recorded in Volume 16 of Certified Survey Maps on Page 1 as Document #1059244; being a part of Lot 1 of Certified Survey Map #2210 as recorded in Volume 12 of Certified Survey Maps Page 72 as Document #911630 and located in the NW1/4 of the NW1/4 and SW1/4 of the NW1/4 of Section 8, Township 26 North, Range 10 West, Town of Brunswick, Eau Claire County, Wisconsin.

6.	The following described real property, situated, lying and being in the County of Iron, to wit:

Weber Lake Substation

Lot 1, Block 1, county Plat of Forest Hills, according to the recorded Plat thereof, Iron County, Wisconsin

7.	The following described real property, situated, lying and being in the County of Marathon, to wit:

Abbotsford Cell Tower

Outlot 1 of CSM 15802, recorded as Doc. No. 1571162 in Vol. 72, Page 73, being part of Lot 4 of Marathon County CSM No. 5488 recorded as Doc. No. 909499 in Vol. 20 on Page 81, located in the North Half of the Southwest Fractional Quarter of Section 31, T29N, R2E, Marathon County, Wisconsin.

8.	The following described real property, situated, lying and being in the County of Monroe, to wit:

Melrose Switching Station

All that part of the NE ¼ of the NE ¼ of Section 22, T19N, R5W lying northerly and northwesterly of the town road.  Town of Little Falls, Monroe County, Wisconsin.

9.	The following described real property, situated, lying and being in the County of Pierce, to wit:

Herbert Substation

Lot 2 of Certified Survey Map recorded December 10, 2010 in Volume 13 of Certified Survey Maps, Page 18, Document No. 524853, Pierce County, Wisconsin.

9.	The following described real property, situated, lying and being in the County of Polk, to wit:

Amery Service Center

A parcel of land located in the Southwest Quarter of the Southwest Quarter (SW1/4 of SW1/4), Section Thirty-three (33), Township Thirty-three (33) North,Range Sixteen (16) West, City of Amery, Polk County, Wisconsin described asfollows:

Commencing at a point on the West line of said Section 1320 feet North of the South line of said Section; thence East parallel to the South line of said Section to the North and South 1/8 line of said Southwest Quarter; thence South along said line three rods to the point of beginning for parcel to be conveyed herein; thence South along said line 25 rods; thence West parallel to South line of said Section a distance of 460 feet; thence North 25 rods; thence East parallel to the South line of said Section to point of beginning;and

A parcel of land located in the Southwest Quarter of the Southwest Quarter (SW1/4 of SW1/4), Section 33, Township Thirty-three (33) North, Range Sixteen (16) West, City of Amery, Polk County, Wisconsin described as follows:

All that portion of the following described parcel lying easterly of the east line of Keller Avenue as established in documents recorded in Volume 165, Page 513, as document No. 243604, and in Volume 165, Page 320, as Document No. 241151:

Commencing at a point on the West line of said Section 1320 feet North of the South line of said Section; thence East parallel to the South line of said Section to the North and South 1/8 line of said Southwest Quarter; thence South along said line 3 rods; thence West parallel to the South line of said Section to West line of said Section; thence North along said line to point of beginning.

10.	The following described real property, situated, lying and being in the County ofSt. Croix, to wit:

East Baldwin

Part of the NE1/4 NE1/4, Section 34, T29N, R16W, St. Croix County, Wisconsin, being more particularly described as: Lot 2 of Certified Survey Map recorded January 12, 2009, Volume 23, Page 5599, Document No. 886463.

Somerset Substation

Part of the NE1/4 of the SW1/4, Section 19, Township 31 North, Range 18 West, St. Croix County, Wisconsin, described as follows: Lot 2 of Certified Survey Map filed September 16, 2010, in Volume 24 of Certified Survey Maps, Page 5731, Document No. 922671.

Stanton Substation

Part of the NW ¼ of SW ¼ of Section 20, Township 31 North, Range 17 West, Town of Stanton, St. Croix County, Wisconsin described as follows:  Lots 1, 2 and 3 of Certified Survey Map recorded October 13, 2010 in Vol. 24 of Certified Survey Maps, Page 5738, Doc. No. 924602.

Three Lakes Substation

The NW1/4 of the NW1/4 of Section 2, Township 29 North, Range 18 West, St. Croix County, Wisconsin; EXCEPT that part conveyed to Wisconsin-Minnesota Light and Power Company in Vol. 160, Page 547; and EXCEPT part for highway purposes in Award of Damages in Vol. 247, Page 94.

New Richmond Service Center Additional Parcel

Fee Title in and to the following tract of land as described as the North 300 feet of the parcel of land in the SW1/4 of NW1/4 of Section 36-T31-R18 described as follows:

Commencing at the Southwest corner of said SW1/4 of NW1/4; thence proceed North 0 degrees 25’ West along the West line of said SW1/4 of NW1/4 a distance of 634.50 feet; thence proceed East a distance of 33 feet to the East line of the road known as Wall Street to an iron pipe and the point of beginning for the parcel to be described; thence North 0 degrees 25’ West along the East line of said Wall Street Road a distance of 608 feet to an iron pipe; thence East a distance of 310 feet to an iron pipe; thence South 0 degrees 25’ East a distance of 608 feet to an iron pipe; thence West a distance of 310 feet to the point of beginning; St Croix County, Wisconsin; excepting any part used for highway purposes.

II. PROPERTIES IN THE STATE OF MICHIGAN

1.	The following described real property, situated, lying and being in the County of Gogebic, to wit:

Norrie Substation

N1/2 of SE1/4 of Section 26, T47N, R47W, City of Ironwood, Gogebic County, Michigan

III. TRANSMISSION LINES OF THE COMPANY IN THE STATE OF WISCONSIN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

1.
Line 3218 – An underground transmission line extending between the St. Croix Falls Substation in Section 30, Township 34 North, Range 18 West, to Dairyland Power’s Border Substation in Section 28, Township 34 North, Range 18 West, St. Croix County.

2.
Line 3493 – A transmission line extending between the Doughty Road Substation to a Switching Station in the Northwest Quarter of the Northeast Quarter, Section 11, Township 34 North, Range 6 West, Rusk County.

3.
Line 3501 – A transmission line extending from the Bugle Lake Substation in Section 36, Township 22 North, Range 9 West to the Whitehall Substation in Section 26, Township 22 North, Range 8 West, Trempealeau County.

4.
Line 3502 – A transmission line extending from a transmission line along the border of Section 2, Township 33 North, Range 12 West and Section 35, Township 34 North, Range 12 West, extending to Dairyland Power’s Barron Municipal Substation, in Section 27, Township 34 North, Range 12 West, Barron County.

5.
Line 3503 – A transmission line extending from Dairyland Power’s Barron Substation in Section 33, Township 34 North, Range 12 West, to a transmission line in Section 29, Township 35 North, Range 12 West, Barron County.

6.
Line 3504 – A transmission line extending from the Medford Substation in Section 32, Township 31 North, Range 1 East to a transmission line in Section 22, Township 31 North, Range 1 East, Taylor County.

MORTGAGOR’S RECEIPT FOR COPY

The undersigned, Northern States Power Company, a Wisconsin corporation, the Mortgagor described in the foregoing instrument, hereby acknowledges that it has this day received from U.S. Bank National Association the Mortgage described therein, a full, true, complete, and correct copy of said instrument with signatures, witnesses and acknowledgments thereon shown.  Dated this 2nd day of October, 2012.

NORTHERN STATES POWER COMPANY

/s/ George E. Tyson II
By: George E. Tyson II
Its: Vice President and Treasurer

Attest:

/s/ Patrice D. Blaeser
By: Patrice D. Blaeser
Its: Assistant Corporate Secretary
(CORPORATE SEAL)

This instrument was drafted by Northern States Power Company, 1414 W. Hamilton Avenue, Eau Claire, Wisconsin 54701; Attention: Dawn Schultz, Telephone: (715) 737-2482.